As filed with the Securities and Exchange Commission on December 31, 2018

Registration No. 333-227661

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-227661

UNDER

THE SECURITIES ACT OF 1933

SELECT INCOME REIT

(by: Office Properties Income Trust, as successor by merger to Select Income REIT)

(Exact name of registrant as specified in its charter)

Maryland (Select Income REIT) Maryland (Office Properties Income Trust)	45-4071747 (Select Income REIT) 26-4273474 (Office Properties Income Trust)
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Office Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300,
Newton, Massachusetts 02458
(617) 219-1440

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Blackman
President and Chief Executive Officer
Office Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300,
Newton, Massachusetts 02458
(617) 219-1440

(Name, address, including zip code, and telephone number, including area code, of agent for service for Office
Properties Income Trust, as successor by merger to Select Income REIT)

Copy to:

Margaret R. Cohen, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, Massachusetts  02116
(617) 573-4800

Not applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment relates to the Registration Statement No. 333-227661, filed by Select Income REIT (the “Registrant”) on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission on October 2, 2018, registering an indeterminate number of common shares of beneficial interest, $.01 per share, of the Registrant.

Effective December 31, 2018, pursuant to the Agreement and Plan of Merger, dated as of September 14, 2018, by and among Government Properties Income Trust (“Parent”), GOV MS REIT, a wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, the Registrant merged with and into Merger Sub, with Merger Sub as the surviving entity in the merger (the “Merger”). Following the Merger, Merger Sub merged with and into Parent, with Parent as the surviving entity in that merger (the “Secondary Merger”). Following the Secondary Merger, Parent changed its name to Office Properties Income Trust.

In connection with the Merger, the offerings pursuant to the Registration Statement have been terminated. The Registrant hereby removes from registration any of the securities of the Registrant registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on December 31, 2018.

SELECT INCOME REIT By: OFFICE PROPERTIES INCOME TRUST (formerly known as Government Properties Income Trust) as successor by merger to Select Income REIT

By:	/s/ David M. Blackman
David M. Blackman
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.